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NATIONAL GRID USA SERVICE COMPANY, INC.
Balance Sheet
At March 31, 2000
(Unaudited)

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ASSETS
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                               (In Thousands)
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Investments          $ 83,420

Current assets:
     Cash          96
     Accounts receivable from associated companies     32,191
     Miscellaneous current and accrued assets      4,173
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               Total current assets      36,460
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Deferred income taxes     19,257
Deferred charges and other assets       83,543
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                    $222,680
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CAPITALIZATION AND LIABILITIES
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Capitalization:
     Common stock, par value $25 per share     $ 25,525
     Retained earnings     50
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               Total common equity      25,575
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Current liabilities:
     Accounts payable     11,509
     Notes payable associated companies     400
     Dividends payable     1,839
     Miscellaneous current and accrued liabilities      8,567
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               Total current liabilities      22,315
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Other regulatory liabilities      63,405
Other reserves and deferred credits      111,385
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                    $222,680
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